Exhibit 10.1

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH OFFER, SALE, TRANSFER, ENCUMBRANCE OR DISPOSITION IS IN COMPLIANCE WITH THE ACT. ACCORDINGLY, THE SHARES ARE BEING OFFERED AND SOLD ONLY OUTSIDE OF THE UNITED STATES IN COMPLIANCE WITH REGULATIONS PROMULGATED UNDER THE ACT.

LOCK-UP LETTER

October 3, 2014

Qumu Corporation
7725 Washington Avenue South
Minneapolis, MN 55439

Re:	Shares of Qumu Corporation (“Qumu”)

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is made by the undersigned pursuant to that certain Share Purchase Agreement (the “Majority Share Purchase Agreement”) dated the same date as this Agreement, 2014 by and among Qumu, Sumit Neil Vishnu Rai, Robert Long, Andromeda Capital Partners LLP, Realise Capital Partners LLP and the share purchase agreements (which collectively, with the Majority Share Purchase Agreement are defined in this Agreement as, the “Share Purchase Agreements,”), dated the same date as this Agreement, between the Qumu and the remaining shareholders of Kulu Valley Ltd (“Kulu”), pursuant to which Qumu will acquire all of the equity interest in Kulu.

Pursuant to the Share Purchase Agreements, the undersigned will receive shares of common stock, $0.01 par value of Qumu (the “Common Stock”). In recognition of the benefits that the Share Purchase Agreements will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Qumu that:

1.	The term “Completion Date” shall have the same meaning as set forth in the Share Purchase Agreements.

2.	The term “Lock-Up Shares” shall mean the shares of Common Stock issued to the undersigned pursuant to the Share Purchase Agreements.

3.

The term “Restricted Period” shall mean the period of time from the date hereof until the lapse of restrictions of Section 4(i), (ii) and (iii) below, which restrictions shall lapse as 365 days following the Completion Date.

4.

During the Restricted Period, the undersigned will not, without the prior written consent of Qumu, directly or indirectly, (i) offer, pledge, hypothecate, sell, assign, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Lock-Up Shares or any securities convertible into or exchangeable or exercisable for the Lock-Up Shares; (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of the Lock-Up Shares or other securities, in cash or otherwise; or (iii) engage in any short selling of the Lock-Up Shares.

5.

Other than the restrictions identified in Section 4, the undersigned shall have all other rights of a shareholder of Qumu, including, but not limited to, the right to vote and receive dividends on the Lock-Up Shares.

6.

Notwithstanding Section 4, the undersigned may transfer the Lock-Up Shares with the prior written consent of Qumu or to satisfy indemnification or warranty obligations of the undersigned to Qumu under the Share Purchase Agreements pursuant to the terms of such agreements. The undersigned acknowledges that Qumu may choose to, but is not required to, use the Lock-Up Shares to satisfy the undersigned’s indemnification or warranty obligations under the Share Purchase Agreements.

7.

The certificates representing the Lock-Up Shares will be held in custody by Qumu until the earlier (i) the Restricted Period has lapsed or (ii) Qumu has redeemed the Lock-Up Shares to satisfy the undersigned’s indemnification obligations referenced in Section 6. Simultaneously with the execution and delivery of this Agreement, the undersigned will deliver to Qumu one or more stock powers endorsed in blank relating to the Lock-Up Shares. Upon expiration of the restrictions applicable to all or any portion of the Restricted Shares, at the request of the undersigned, Qumu will deliver or cause to be delivered to the undersigned a certificate or certificates representing the Lock-Up Shares for those shares to which the restrictions shall have expired. Upon forfeiture of all or any portion of the Lock-Up Shares in accordance with Section 6, the certificate or certificates representing the forfeited Lock-Up Shares will be canceled.

8.

The undersigned now has and, except as contemplated by Section 6, for the duration of this Agreement will have, good and marketable title to the Lock-Up Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with Qumu’s transfer agent and registrar against the transfer of the Lock-Up Shares, except in compliance with this Agreement. In furtherance of the foregoing, Qumu and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement. Additionally, Qumu’s transfer agent is hereby authorized to note the restrictions against transfer of the Lock-Up Shares of this Agreement in its book entry records and, if any of the Lock-Up Shares are issued in certificated form, Qumu’s transfer agent is authorized to place a legend upon such certificate stating the restrictions of this Agreement.

9.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned agrees that the provisions of this Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

10.	This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

Very truly yours,

SHAREHOLDER

By:
Name:
Its: